Exhibit 23.1


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 22, 2001 for BigStar Entertainment, Inc. and subsidiary, included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-94637. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

                                                   ARTHUR ANDERSEN LLP


New York, New York
April 15, 2002